    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 1995
                                               REGISTRATION NO. 33-_________
===========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                               _______________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                               _______________

                                 PACIFICORP
           (Exact name of registrant as specified in its charter)
                               _______________

               OREGON                              93-9246090
    (State or other jurisdiction                  (IRS Employer
  of incorporation or organization)            Identification No.)

    700 NE Multnomah, Suite 1600                      97232
          Portland, Oregon                         (Zip Code)
        (Address of Principal
         Executive Offices)
                               _______________

         PACIFICORP K PLUS EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN
                          (Full title of the plan)

                                     and

                         UTAH POWER & LIGHT COMPANY
           EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN OF PACIFICORP
                          (Full title of the plan)

                             RICHARD T. O'BRIEN
                               Vice President
                                 PacifiCorp
                        700 NE Multnomah, Suite 1600
                             Portland, OR  97232
                   (Name and address of agent for service)

               Telephone number, including area code, of agent
                        for service:  (503) 731-2000

                                  Copy to:


                             JOHN M. SCHWEITZER
                       Stoel Rives Boley Jones & Grey
                        700 NE Multnomah, Suite 1600
                           Portland, Oregon 97232

===========================================================================

                       CALCULATION OF REGISTRATION FEE
===========================================================================

                                          Proposed             Proposed
                         Amount            Maximum              Maximum         Amount of
 Title of Securities      to Be           Offering             Aggregate      Registration
  to Be Registered     Registered    Price Per Share(2)    Offering Price(2)       Fee
_______________________________________________________________________________________

   Common Stock(1)  3,000,000 Shares       $18.25             $54,750,000        $18,880
=======================================================================================

(1)    In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)    Estimated solely for the purpose of calculating the registration fee pursuant to
       Rule 457(h) under the Securities Act of 1933.  The calculation of the registration fee is based on $18.25, which was the average of the high and low prices of the
       Common Stock on April 4, 1995, as reported in The Wall Street Journal for New
                                                       _______________________
       York Stock Exchange listed securities.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


          The contents of the registration statements previously filed by PacifiCorp (the "Company"), File Nos. 33-49479, 33-39195 and 33-32211, are incorporated herein by reference.

Item 6.   Indemnification of Directors and Officers.
          _________________________________________

          The Company's Second Restated Articles of Incorporation, as amended ("Restated Articles"), and Bylaws, as amended ("Bylaws"), require the Company to indemnify directors and officers to the fullest extent not prohibited by law. The right to and amount of indemnification will be ultimately subject to determination by a court that indemnification in the circumstances presented is consistent with public policy considerations and other provisions of law. It is likely, however, that the Restated Articles would require indemnification at least to the extent that indemnification is authorized by the Oregon Business Corporation Act ("OBCA"). The effect of the OBCA is summarized as follows:

          (a) The OBCA permits the Company to grant a right of indemnification in respect of any pending, threatened or completed action, suit or proceeding, other than an action by or in the right of the Company, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred, provided the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Indemnification is not permitted in connection with a proceeding in which a person is adjudged liable on the basis that personal benefit was improperly received unless indemnification is permitted by a court upon a finding that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances. The termination of a proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the prescribed standard of conduct.

          (b) The OBCA permits the Company to grant a right of indemnification in respect of any proceeding by or in the right of the Company against the reasonable expenses (including attorneys' fees) incurred, if the person concerned acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be granted if such person is adjudged to be liable to the Company unless permitted by a court.

          (c) Under the OBCA, the Company may not indemnify a person in respect of a proceeding described in (a) or (b) above unless it is determined that indemnification is permissible because the person has met the prescribed standard of conduct by any one of the following:
     (i) the Board of Directors, by a majority vote of a quorum consisting of directors not at the time parties to the proceeding, (ii) if a quorum of directors not parties to the proceeding cannot be obtained, by a majority vote of a committee of two or more directors not at the time parties to the proceeding, (iii) by special legal counsel selected by the Board of Directors or the committee thereof, as described in (i) and (ii) above, or (iv) by the shareholders. Authorization of the indemnification and evaluation as to the reasonableness of expenses are to be determined as specified in any one of (i) through (iv) above, except that if the determination of such indemnification's permissibility is made by special counsel then the determination of the reasonableness of such expenses is to be made by those entitled to select special counsel. Indemnification can also be ordered by a court if the court determines that indemnification is fair in view of all of the relevant circumstances. Notwithstanding the foregoing, every person who has been wholly successful, on the merits or otherwise, in defense of a proceeding described in (a) or
     (b) above is entitled to be indemnified as a matter of right against reasonable expenses incurred in connection with the proceeding.

          (d) Under the OBCA, the Company may pay for or reimburse the reasonable expenses incurred in defending a proceeding in advance of the final disposition thereof if the director or officer receiving the advance furnishes (i) a written affirmation of the director's or officer's good faith belief that he or she has met the prescribed standard of conduct, and (ii) a written undertaking to repay the advance if it is ultimately determined that such person did not meet the standard of conduct.

          The rights of indemnification described above are not exclusive of any other rights of indemnification to which officers or directors may be entitled under any statute, agreement, vote of shareholders, action of directors, or otherwise. Indemnity agreements entered into by the Company require the Company to indemnify the directors that are parties thereto to the fullest extent permitted by law and are intended to create an obligation to indemnify to the fullest extent a court may find to be consistent with public policy considerations. Resolutions adopted by the Company's board of directors are intended to have a similar result with respect to officers of the Company.

          The Company has directors' and officers' liability insurance coverage which insures officers and directors of the Company against certain liabilities.

Item 8.   Exhibits.
          ________

(4)(a) Second Restated Articles of Incorporation of the Company, as amended. Incorporated by reference to Exhibit (3)a, Form 10-K for the fiscal year ended December 31, 1992, File
              No. 1-5152.

(4)(b)        Bylaws of the Company, as amended November 17, 1993.
              Incorporated by reference to Exhibit (3)b, Form 10-K for the fiscal year ended December 31, 1993, File No. 1-5152.

(4)(c) Form of PacifiCorp K Plus Employee Savings and Stock Ownership Plan, as amended December 28, 1994.

(4)(d) PacifiCorp K Plus Employee Savings and Stock Ownership Trust Agreement, as amended September 20, 1993.

(4)(e) Form of Utah Power & Light Company Employee Savings and Stock Purchase Plan of PacifiCorp, as amended March 30, 1994.

(4)(f) Master Trust Agreement between PacifiCorp (successor to Utah Power & Light Company) and First Interstate Bank of Utah, N.A., as Trustee, for Utah Power & Light Company Employee Savings and Stock Purchase Plan of PacifiCorp.

(5)           Opinion of Counsel.*

(23)(a)       Consent of Deloitte & Touche LLP - Portland, Oregon.

(23)(b)       Consent of Deloitte & Touche LLP - Salt Lake City, Utah.

(24)          Powers of Attorney.

          *In addition, the Company will submit or has submitted the PacifiCorp K Plus Employee Savings and Stock Ownership Plan (the "K Plus Plan") and the Utah Power & Light Company Employee Savings and Stock Purchase Plan of PacifiCorp (the "Utah Plan") and all amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify each of the K Plus Plan and the Utah Plan.

Item 9.   Undertakings.
          ____________

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and each filing of the employee benefit plans' annual reports pursuant to section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on April 6, 1995.

                                  PACIFICORP



                                  By:  RICHARD T. O'BRIEN
                                       _____________________________________
                                       Richard T. O'Brien
                                       Vice President


                              POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons on April 6, 1995 in the capacities indicated:

             SIGNATURE                  TITLE
             _________                  _____

       *FREDERICK W. BUCKMAN            President, Chief Executive
________________________________        Officer and Director
       Frederick W. Buckman

        *DANIEL L. SPALDING             Senior Vice President
________________________________        (Chief Accounting Officer)
        Daniel L. Spalding

         *KATHRYN A. BRAUN              Director
________________________________
         Kathryn A. Braun

         *C. TODD CONOVER
________________________________        Director
          C. Todd Conover

        *RICHARD C. EDGLEY              Director
________________________________
         Richard C. Edgley

           *A.M. GLEASON                Director
________________________________
   A.M. Gleason (Vice Chairman)

         *JOHN C. HAMPTON               Director
________________________________
          John C. Hampton

         *NOLAN E. KARRAS               Director
________________________________
          Nolan E. Karras

        *KEITH R. McKENNON              Director
________________________________
   Keith R. McKennon (Chairman)


         *ROBERT G. MILLER              Director
________________________________
         Robert G. Miller

          *VERL R. TOPHAM               Director
________________________________
          Verl R. Topham

          *DON M. WHEELER               Director
________________________________
          Don M. Wheeler

        *NANCY WILGENBUSCH              Director
________________________________
         Nancy Wilgenbusch

*By     RICHARD T. O'BRIEN
   _____________________________
        Richard T. O'Brien
        (Attorney-in-Fact)




          Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on April 6, 1995.

                    PACIFICORP K PLUS
                    EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN



                    By: JOHN C. HAMPTON
                       ____________________________________________________
                       John C. Hampton, Chairman of the Personnel Committee


                    UTAH POWER & LIGHT COMPANY
                    EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                    OF PACIFICORP



                    By: JOHN C. HAMPTON
                       ____________________________________________________
                        John C. Hampton, Chairman of the Personnel
Committee

                                EXHIBIT INDEX


                                                                  Sequential
Exhibit                                                              Page
Number    Document Description                                      Number
_______   ____________________                                    __________

(4)(a)    Second Restated Articles of Incorporation of the
          Company, as amended. Incorporated by reference to Exhibit (3)a, Form 10-K for the fiscal year ended
          December 31, 1992, File No. 1-5152.

(4)(b)    Bylaws of the Company, as amended November 17, 1993.
          Incorporated by reference to Exhibit (3)b, Form 10-K for the fiscal year ended December 31, 1993, File No.
          1-5152.

(4)(c)    Form of PacifiCorp K Plus Employee Savings and Stock
          Ownership Plan, as amended December 28, 1994.

(4)(d)    PacifiCorp K Plus Employee Savings and Stock Ownership
          Trust Agreement, as amended September 20, 1993.

(4)(e) Form of Utah Power & Light Company Employee Savings and Stock Purchase Plan of PacifiCorp, as amended
          March 30, 1994.

(4)(f) Master Trust Agreement between PacifiCorp (successor to Utah Power & Light Company) and First Interstate Bank of Utah, N.A., as Trustee, for Utah Power & Light Company Employee Savings and Stock Purchase Plan of PacifiCorp.

(5)       Opinion of Counsel.

(23)(a)   Consent of Deloitte & Touche LLP - Portland, Oregon.

(23)(b)   Consent of Deloitte & Touche LLP - Salt Lake City, Utah.

(24)      Powers of Attorney.